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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2026

JACK IN THE BOX INC.
(Exact name of registrant as specified in its charter)
_________________

Delaware	1-9390	95-2698708
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9357 Spectrum Center Blvd, San Diego, CA 92123
(Address of principal executive offices) (Zip Code)

(858) 571-2121
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	JACK	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 2.02 Results of Operations and Financial Condition

On May 13, 2026, Jack in the Box Inc. (the “Company”) issued a press release announcing its second quarter fiscal 2026 financial results and disclosing other information.

A copy of the press release is attached as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Interim Chief Executive Officer Appointment

On May 13, 2026, the Company announced the appointment of Mark King to serve as the Company’s Interim Chief Executive Officer, effective immediately.

Mr. King has been a director of the Company since November 2025 and has served as Independent Chair of the Board since March 2026. He most recently served from June 2024 until his retirement in August 2025 as Chief Executive Officer of Xponential Fitness, Inc., one of the leading global franchisors of boutique health-and-wellness brands. Prior to that, from August 2019 to December 2023, he was Chief Executive Officer of Taco Bell Corp., a multinational fast-food restaurant chain and a division of Yum! Brands, Inc., a global restaurant operator including the KFC, Pizza Hut, and Taco Bell brands, where he led global brand strategy, franchising growth, and innovation. Earlier in his career, from 2014 to 2018, Mr. King was President of adidas North America, where he significantly expanded the brand’s U.S. presence, and he spent over three decades at TaylorMade Golf Company, rising from a sales representative to CEO. He holds a Bachelor of Business Administration from the University of Wisconsin–Green Bay

Mr. King will also serve as Executive Chairman of the Board and, in connection therewith, will not receive board or committee fees during his service as Interim Chief Executive Officer.

Compensation Arrangements with Interim CEO

In connection with his appointment, Mr. King will receive the following compensation: (i) a gross salary of $125,000 per month, and participation in employee benefit plans generally available to senior executives of the Company; (ii) no eligibility for an annual cash bonus; and (iii) an equity award in the form of restricted stock units (“RSUs”) with a grant‑date value of $2.4 million, determined based on the 20‑day average closing price of the Company’s common stock as of the close of trading on May 11, 2026.

The RSUs will vest in 12 equal monthly installments beginning on the first monthly vesting date following the grant date. The RSUs will vest during the period Mr. King serves as the Interim CEO and will not be subject to accelerated vesting in the event Mr. King’s service as Interim Chief Executive Officer ends prior to full vesting.

The foregoing description of Mr. King’s compensation arrangements is qualified in its entirety by reference to the Company’s offer letter with Mr. King, which the Company intends to file as an exhibit to a subsequent filing.

Appointment of Independent Lead Director

Effective May 13, 2026, the Board appointed Alan Smolinisky to serve as Independent Lead Director of the Board.

Departure of Executive Officers

As of May 8, 2026, and May 15, 2026, respectively, Lance Tucker, the Company’s Chief Executive Officer, and Ryan Ostrom, the Company’s Chief Customer and Digital Officer, each will no longer be serving as executive officers of the Company.

Each of Mr. Tucker and Mr. Ostrom will receive severance benefits in accordance with the terms of the Jack in the Box Inc. Severance Plan for Executive Officers, subject to the execution and effectiveness of customary release agreements. In addition, in connection with Mr. Tucker’s separation, the Company entered into a consulting arrangement pursuant to which Mr. Tucker will receive a one-time gross payment of $200,000 and be available for consultation if the Company desires.

There were no disagreements with either Mr. Tucker or Mr. Ostrom on any matters relating to the Company’s operations, policies, or practices.

Compensatory Arrangements of Certain Officers

On May 13, 2026, the Company entered into cash retention award arrangements with certain executive officers.

The Company entered into a cash retention award letter with Dawn Hooper, the Company’s Chief Financial Officer, providing for a conditional gross cash payment of $465,000, subject to continued active employment with the Company through March 31, 2027 and continued satisfactory performance and compliance with Company policies. Subject to satisfaction of these conditions, 50% of the payment will be made during the week of May 18, 2026, and the remaining 50% during the week of March 29, 2027. The arrangement includes customary repayment obligations in the event of a voluntary termination prior to the end of the retention period.

The Company also entered into a cash retention award letter with Sarah Super, the Company’s Chief Legal & Administrative Officer, providing for a conditional gross cash payment of $412,500, subject to the same terms and conditions disclosed above, including continued active employment through March 31, 2027. Payment timing and repayment provisions are consistent with those applicable to Ms. Hooper.

Item 7.01.    Regulation FD Disclosure.

On May 13, 2026, the Company issued a press release announcing the appointment of Mr. King as Interim Chief Executive Officer. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8‑K and is incorporated by reference herein.

The information furnished under this Item 2.02 and 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Earnings Press Release dated May 13, 2026
99.2	Leadership Transition Press Release dated May 13, 2026
104	Cover Page Interactive Date File (embedded with the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JACK IN THE BOX INC.

May 13, 2026	/s/ Sarah Super
Sarah Super
EVP, Chief Legal & Administrative Officer